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                                                                   EXHIBIT 10.66

                          THE MIIX GROUP, INCORPORATED
                         STOCK LOAN REPAYMENT AGREEMENT
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       This Stock Loan Repayment Agreement ("Agreement") is entered into this
5th day of March 2002 by and between Edward M. Grab ("Executive") and The MIIX Group, Incorporated, a Delaware corporation (the "Company").

       WHEREAS, Executive is the maker of a secured full recourse Promissory Note dated as of March 1, 2000 (the "Note"), in the principal amount of $330,000 (the "Loan") the proceeds of which were used by Executive to purchase shares of the Company's Common Stock (the "Shares");

       WHEREAS, security for the performance of the Stock Purchase and Loan Agreement (the "Loan Agreement") was pledged in the form of the Shares purchased by Executive; and

       WHEREAS, pursuant to the terms of The MIIX Group, Incorporated and New Jersey State Medical Underwriters, Inc. Employee Retention Incentive Plan (the "Plan"), the Company and the Executive desire to reduce amounts outstanding under the Loan;

       WHEREAS, the value of Company's common stock has deteriorated and the Company is working to develop a new business plan. As a part of its new plan, the Company has adopted the Plan under which Executive is eligible to receive payments;

       WHEREAS, the Company and Executive desire to terminate the Loan Agreement and to amend the Note pursuant to the First Amendment and Allonge to Note (the "Amended Note") dated as of the date hereof and enter into this Agreement pursuant to which Executive shall repay the Loan, on the terms and conditions contained in this Agreement.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and Executive agree as follows:

       1. The Shares purchased by Executive with the Loan proceeds shall be surrendered to the Company and the Company shall reduce the outstanding Loan balance by the fair market value of the Company's common stock on March 5, 2002, calculated as the average of the high and low stock prices on that date (the "Redemption"). Executive shall execute all documents necessary to effect the Redemption.

       2. The payments made to Executive pursuant to the Plan shall be applied first to the payment of estimated applicable state and federal taxes, second to accrued interest on the Loan and third to a reduction of the outstanding Loan balance after the Redemption.

       3. To the extent that the Plan payment exceeds the estimated tax obligations on the Plan payment and the interest and principal balance of the Loan, the

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amount remaining shall be paid to Executive if the Executive had met the employment requirements specified in the Plan.

       4. Executive shall have the right to prepay the Loan in whole or in part from time to time, without penalty or premium.

       5. Executive hereby agrees and acknowledges that if he or she terminates his or her employment with the Company voluntarily or his or her employment is terminated by the Company for Cause (as defined in the Executive's Employment Agreement dated as of March 1, 2000) prior to September 5, 2003, that he or she will not receive any further payments under the Plan and Executive will be obligated to repay the then outstanding Loan balance, including accrued interest, to the Company according to the terms of the Note, as amended.

       6. If any of the following events occur, on or before the dates on which Executive would otherwise be eligible to receive payments under the plan, all such payments shall be accelerated to become due and payable to the Executive immediately and shall be applied by the Company to reduce the then outstanding Loan balance until it is extinguished:

            (a)    a Change in Control (as defined below);

            (b) an infusion of equity into the Company in an amount exceeding $20 million;

            (c) the entry of an order by a court of rehabilitation or liquidation of any of the Company's New Jersey insurance subsidiaries;

            (d) commencement of an involuntary proceeding of bankruptcy or a resolution of the Company to make a voluntary bankruptcy filing;

and Executive is terminated by the Company other than for Cause.

       7. "Change in Control" shall mean the occurrence of any of the following events:

            (a) The acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "34 Act")) but excluding, for this purpose, the Company or its affiliates or any employee benefit plan of the Company or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 the 34 Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities.

            (b) The individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any

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reductions in the size of the Board that are instituted voluntarily by the
Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

            (c) A merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

            (d) The acceptance by the shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

       8. The occurrence of any of the following shall constitute an event of default (each, an "Event of Default") under this Agreement:

            (a) Executive shall apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of all or a substantial part of his/her property;

            (b) Executive shall make a general assignment for the benefit of his/her creditors;

            (c) Executive shall commence a voluntary case under the Federal Bankruptcy Code; or

            (d) Executive shall file a petition to take advantage of any other law providing for the relief of debtors.

       9. Upon the occurrence and during the continuance of an Event of Default, all indebtedness, obligations and liabilities of the Executive arising hereunder shall, at the option of the Company, become immediately due and payable.

       10. The Executive's obligation to repay the Loan in full shall be forgiven in the event of the Executive's death or total permanent disability (to be verified by a physician selected by the Company) prior to Maturity Date.

       11. The Executive hereby releases all claims he or she may have against the Company as a result of the Loan and/or with respect to the purchase of the Shares.

       12. This Agreement shall be governed by the laws of the State of New Jersey without regard to its conflict of laws principles.

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       13.  This Agreement may be executed in counterparts, each of which shall constitute an original.

       IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

         EDWARD M. GRAB

         Signature:
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         Print Name:
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         THE MIIX GROUP, INCORPORATED

         By:
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         Print Name:
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         Title:
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